SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 22, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

The Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries is subject to a “blackout period,” as defined in Regulation BTR (Blackout Trading Restriction), in connection with a change in two of the investment funds available to participants in the plan. A blackout period will commence at 8:00 a.m. on April 27, 2004, and end at 8:00 a.m. on April 30, 2004. During this blackout period, the ability of participants in the plan to purchase, sell or otherwise acquire or transfer an interest in plan assets, to make changes in investment options, to initiate distributions or loans and to change payroll deferral percentages is suspended. Shares of ONEOK, Inc. common stock are subject to this blackout period. The person designated by ONEOK, Inc. to respond to inquiries about this blackout period is Robin Lacy, ONEOK, Inc., 100 West Fifth Street, Tulsa, OK 74103, 918-588-7063.

We received notice of the blackout period from the plan administrator on March 22, 2004, as required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: March 22, 2004	By:	/s/ Jim Kneale

Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

3